Exhibit 23.4

[Letterhead of Gustavson Associates, LLC]

CONSENT OF GUSTAVSON ASSOCIATES, LLC

The undersigned, Gustavson Associates, LLC, hereby states as follows:

Gustavson Associates, LLC assisted with the preparation of “Preliminary Assessment, Awak Mas Gold Project, Sulawesi, Indonesia”, dated January 16, 2008  (the “Technical Report”) for Vista Gold Corp. (the “Company”), portions of which are summarized (the “Summary Material”) in this Annual Report on Form 10-K for the year ended December 31, 2009 (the “Form 10-K”).

I hereby consent to the Summary Material in the Form 10-K and to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-132975 and 333-158633) and in the related Prospectuses, and in the Registration Statements on Form S-8 (Nos. 333-105621, 333-134767 and 333-153019) of the Company of the Summary Material concerning the Technical Report, including the reference to Gustavson Associates, LLC included with such information, as set forth above in the Form 10-K.

By:  /s/ WILLIAM J CROWL
Name:  William J. Crowl
Title:  Vice President, Mining
Date: March 10, 2010